Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA Corporation Reports Fiscal 2023 First Quarter Results

•Total revenues were $2.72 billion, GAAP diluted EPS attributable to KLA was $7.20 and non-GAAP diluted EPS attributable to KLA was $7.06, each finishing above the respective guidance ranges;
•Cash flow from operating activities for the quarter and twelve months ended September 30, 2022 were $1.01 billion and $3.46 billion, respectively; and
•Capital returns for the quarter and twelve months ended September 30, 2022 were $277.8 million and $5.22 billion, respectively

MILPITAS, Calif., October 26, 2022 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its first quarter of fiscal year 2023, which ended on September 30, 2022, and reported GAAP net income attributable to KLA of $1.03 billion and GAAP earnings per diluted share attributable to KLA of $7.20 on revenue of $2.72 billion.
“KLA’s September quarter results were at the high-end or above the midpoint of our guidance ranges for revenue, non-GAAP gross margin and GAAP and non-GAAP EPS, exhibiting the consistency we are known for and the unique value KLA delivers to our customers," commented Rick Wallace, president and chief executive officer of KLA Corporation. "Despite signs of weakness across a broad set of electronics end markets and an increasingly challenging macro-economic backdrop, our December quarter outlook for sequential growth underscores the resiliency of our business and the strong demand for our critical products and services.”

GAAP Results
	Q1 FY 2023	Q4 FY 2022	Q1 FY 2022
Total Revenue	$2,724 million	$2,487 million	$2,084 million
Net Income Attributable to KLA	$1,026 million	$805 million	$1,068 million
Net Income per Diluted Share Attributable to KLA	$7.20	$5.40	$6.96

Non-GAAP Results
	Q1 FY 2023	Q4 FY 2022	Q1 FY 2022
Net Income Attributable to KLA	$1,007 million	$867 million	$712 million
Net Income per Diluted Share Attributable to KLA	$7.06	$5.81	$4.64
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2023 first quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Second Quarter Fiscal 2023 Guidance
The following details our guidance for the second quarter of fiscal 2023 ending in December:
•Total revenues between $2,650 million to $2,950 million
•GAAP gross margin is expected to be in a range of 59.8% to 62.0%
•Non-GAAP gross margin is expected to be in a range of 61.5% to 63.5%
•GAAP diluted EPS attributable to KLA is expected to be in a range of $5.94 to $7.34
•Non-GAAP diluted EPS attributable to KLA in a range of $6.30 to $7.70
For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website. Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.

About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS attributable to KLA for the quarter ending December 31, 2022 are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the impact of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations, including the supply chain constraints we are experiencing as a result of the pandemic; economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including rising inflation and interest rates, Russia’s invasion of Ukraine and global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract, onboard and retain key personnel; cybersecurity threats, cyber incidents affecting our and our customers, suppliers and other service providers’ systems and networks and our and their ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; increasing attention to environmental, social and governance matters and the resulting costs, risks and impact on our business; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; and our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA Corporation’s Annual Report on Form 10-K for the year ended June 30, 2022, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA Corporation assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,819,280	$1,584,908
Marketable securities	1,134,240	1,123,100
Accounts receivable, net	1,857,320	1,811,877
Inventories	2,408,325	2,146,889
Other current assets	424,774	502,137
Total current assets	7,643,939	7,168,911
Land, property and equipment, net	913,002	849,929
Goodwill	2,278,827	2,320,049
Deferred income taxes	662,408	579,173
Purchased intangible assets, net	1,131,445	1,194,414
Other non-current assets	494,031	484,612
Total assets	$13,123,652	$12,597,088
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$479,707	$443,338
Deferred system revenue	440,477	500,969
Deferred service revenue	362,832	381,737
Other current liabilities	1,856,348	1,545,039
Total current liabilities	3,139,364	2,871,083
Long-term debt	6,312,749	6,660,718
Deferred tax liabilities	557,832	658,937
Deferred service revenue	129,861	124,618
Other non-current liabilities	881,772	882,642
Total liabilities	11,021,578	11,197,998
Stockholders’ equity:
Common stock and capital in excess of par value	1,041,948	1,061,940
Retained earnings	1,118,967	366,882
Accumulated other comprehensive loss	(58,841)	(27,471)
Total KLA stockholders’ equity	2,102,074	1,401,351
Non-controlling interest in consolidated subsidiaries	—	(2,261)
Total stockholders’ equity	2,102,074	1,399,090
Total liabilities and stockholders’ equity	$13,123,652	$12,597,088

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended September 30,
(In thousands, except per share amounts)	2022	2021
Revenues:
Product	$2,195,609	$1,629,888
Service	528,815	453,950
Total revenues	2,724,424	2,083,838
Costs and expenses:
Costs of revenues	1,041,226	813,624
Research and development	318,515	258,153
Selling, general and administrative	253,980	193,261
Interest expense	74,395	38,312
Loss on extinguishment of debt	13,286	—
Other expense (income), net	(47,006)	14,140
Income before income taxes	1,070,028	766,348
Provision (benefit) for income taxes	43,963	(302,137)
Net income	1,026,065	1,068,485
Less: Net loss attributable to non-controlling interest	74	68
Net income attributable to KLA	$1,025,991	$1,068,417
Net income per share attributable to KLA
Basic	$7.23	$7.01
Diluted	$7.20	$6.96
Weighted-average number of shares:
Basic	141,829	152,330
Diluted	142,563	153,410

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended September 30,
(In thousands)	2022	2021
Cash flows from operating activities:
Net income	$1,026,065	$1,068,485
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101,938	84,824
Unrealized foreign exchange loss and other	1,783	15,639
Asset impairment charges	9,156	5,962
Disposal of non-controlling interest	8,270	—
Stock-based compensation expense	34,982	25,216
Deferred income taxes	(156,226)	(427,970)
Gain on sale of business	(29,687)	—
Loss on extinguishment of debt	13,286	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(55,073)	(180,354)
Inventories	(265,530)	(138,189)
Other assets	45,637	4,673
Accounts payable	36,472	41,868
Deferred system revenue	(60,492)	33,469
Deferred service revenue	(12,411)	4,912
Other liabilities	313,375	325,262
Net cash provided by operating activities	1,011,545	863,797
Cash flows from investing activities:
Net proceeds from sale of business	75,358	—
Business acquisitions, net of cash acquired	(27,144)	(37,986)
Capital expenditures	(84,352)	(68,955)
Purchases of available-for-sale securities	(256,793)	(264,000)
Proceeds from sale of available-for-sale securities	26,608	14,954
Proceeds from maturity of available-for-sale securities	211,465	178,414
Purchases of trading securities	(19,512)	(22,896)
Proceeds from sale of trading securities	19,875	25,163
Proceeds from other investments	1,020	—
Net cash used in investing activities	(53,475)	(175,306)
Cash flows from financing activities:
Payment of debt issuance costs	(6,515)	—
Proceeds from revolving credit facility	300,000	300,000
Repayment of debt	(662,250)	(300,000)
Common stock repurchases	(89,846)	(399,677)
Payment of dividends to stockholders	(187,984)	(162,821)
Issuance of common stock	115	—
Tax withholding payments related to vested and released restricted stock units	(54,952)	(46,532)
Purchase of non-controlling interest	(4,295)	—
Net cash used in financing activities	(705,727)	(609,030)
Effect of exchange rate changes on cash and cash equivalents	(17,971)	(4,507)
Net increase in cash and cash equivalents	234,372	74,954
Cash and cash equivalents at beginning of period	1,584,908	1,434,610
Cash and cash equivalents at end of period	$1,819,280	$1,509,564
Supplemental cash flow disclosures:
Income taxes paid, net	$101,061	$57,532
Interest paid	$44,216	$39,717
Non-cash activities:
Contingent consideration payable - financing activities	$145	$12,810
Dividends payable - financing activities	$1,942	$1,783
Unsettled common stock repurchase - financing activities	$—	$5,999
Accrued purchase of land, property and equipment - investing activities	$34,027	$22,962

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended September 30,
(In thousands)	2022	2021
Revenues:
Semiconductor Process Control	$2,397,759	$1,779,083
Specialty Semiconductor Process	127,867	102,029
PCB, Display and Component Inspection	200,745	202,808
Total revenues for reportable segments	2,726,371	2,083,920
Corporate allocation and effects of foreign exchange rates	(1,947)	(82)
Total revenues	$2,724,424	$2,083,838

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended
(In thousands, except per share amounts)		September 30, 2022	June 30, 2022	September 30, 2021
GAAP net income attributable to KLA		$1,025,991	$805,374	$1,068,417
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	75,260	64,450	60,168
Restructuring, severance and other charges	b	(5,189)	2,837	125
Loss on extinguishment of debt	c	13,286	—	—
Income tax effect of non-GAAP adjustments	d	(27,282)	(19,465)	(19,684)
Discrete tax items	e	(75,476)	13,496	(397,000)
Non-GAAP net income attributable to KLA		$1,006,590	$866,692	$712,026
GAAP net income per diluted share attributable to KLA		$7.20	$5.40	$6.96
Non-GAAP net income per diluted share attributable to KLA		$7.06	$5.81	$4.64
Shares used in diluted shares calculation		142,563	149,117	153,410

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Debt Extinguishment Loss	Discrete Tax Item	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended September 30, 2022
Costs of revenues	$45,056	$—	$—	$—	$45,056
Research and development	9,156	—	—	—	9,156
Selling, general and administrative	21,048	16,228	—	—	37,276
Loss on extinguishment of debt	—	—	13,286	—	13,286
Other expense (income), net	—	(21,417)	—	(3,711)	(25,128)
Total in three months ended September 30, 2022	$75,260	$(5,189)	$13,286	$(3,711)	$79,646
Three Months Ended June 30, 2022
Costs of revenues	$44,331	$—	$—	$—	$44,331
Selling, general and administrative	20,119	—	—	—	20,119
Other expense (income), net	—	2,837	—	—	2,837
Total in three months ended June 30, 2022	$64,450	$2,837	$—	$—	$67,287
Three Months Ended September 30, 2021
Costs of revenues	$41,115	$—	$—	$—	$41,115
Research and development	5,962	—	—	—	5,962
Selling, general and administrative	13,091	—	—	—	13,091
Other expense (income), net	—	125	—	—	125
Total in three months ended September 30, 2021	$60,168	$125	$—	$—	$60,293

Free Cash Flow Reconciliation

	Three Months Ended September 30,		Twelve Months Ended September 30,
(In thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$1,011,545	$863,797	$3,460,450	$2,536,650
Capital expenditures	(84,352)	(68,955)	(322,717)	(244,657)
Free cash flow	$927,193	$794,842	$3,137,733	$2,291,993

Capital Returns Reconciliation

	Three Months Ended September 30,		Twelve Months Ended September 30,
(In thousands)	2022	2021	2022	2021
Payments of dividends to stockholders	$187,984	$162,821	$663,691	$581,010
Common stock repurchases	89,846	399,677	3,657,975	1,150,387
Forward contract for accelerated share repurchases	—	—	900,000	—
Capital returns	$277,830	$562,498	$5,221,666	$1,731,397

Second Quarter Fiscal 2023 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending December 31, 2022
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share attributable to KLA		$5.94	$7.34
Acquisition-related charges	a	0.49	0.49
Restructuring, severance and other charges	b	0.01	0.01
Income tax effect of non-GAAP adjustments	d	(0.14)	(0.14)
Non-GAAP net income per diluted share attributable to KLA		$6.30	$7.70
Shares used in net income per diluted share calculation		140.3	140.3

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending December 31, 2022
		Low	High
GAAP gross margin		59.8%	62.0%
Acquisition-related charges	a	1.7%	1.5%
Non-GAAP gross margin		61.5%	63.5%

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and Free Cash Flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, acceleration of certain stock-based compensation arrangements, interest expense on unrecognized tax benefits, charges related to liquidation of legal entities, gains and losses from exiting non-core businesses, adjustments related to non-controlling interest and other exit costs. Restructuring, severance and other charges in the quarter ended September 30, 2022 include a gain on the sale of Orbograph, Ltd. (“Orbograph”), which was sold in the quarter, partially offset by certain transaction bonuses triggered by the sale of Orbograph.
c.Loss on extinguishment of debt includes a pre-tax loss on early extinguishment of the $500 million 4.650% Senior Notes due in November 2024.
d.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.

e.Discrete tax items in the three months ended September 30, 2022 include an adjustment of the net benefit of the Orbotech Ltd. 2012 to 2018 Israel tax audit settlement, for which the net benefit includes the liability on the audit settlement less reductions in unrecognized tax positions and deferred tax assets and liabilities. Discrete tax items in this quarter also include a tax impact from the sale of Orbograph and a tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to align with how our business operates. Discrete tax items in the three months ended June 30, 2022 include an increase in unrecognized tax benefits related to the transition tax on accumulated foreign earnings from the Tax Cuts and Jobs Act. Discrete tax items in the three months ended September 30, 2021 include a one-time tax benefit of $394.5 million resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates.